UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2005

1st Source Corporation

(Exact name of registrant as specified in its charter)

Indiana

(State or other jurisdiction of incorporation)

0-6233

(Commission file number)

35-1068133

(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601

(Address of principal executive offices) (Zip Code)

574-235-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On December 1, 2005, 1st Source Bank, a wholly-owned subsidiary of 1st Source Corporation, entered into a license and service agreement with Fiserv Solutions, Inc., a subsidiary of Fiserv Inc. The agreement is an integral part of the decision by 1st Source to replace the majority of its core and ancillary data processing systems. 1st Source expects the implementation of this project will increase the effectiveness and efficiency of its operations and facilitate future growth.

Under the agreement, 1st Source and its affiliates are licensing integrated core technology and ancillary systems from Fiserv. The core technology licensing includes a loan system, deposit system, general ledger system and customer information file system. Fiserv is obligated to provide professional services for installation of the technology and training, and maintenance support services. The agreement provides an initial five year maintenance period to begin no later than March 2007, the target period for completion of the installation of the technology. The agreement provides for automatic renewal of the maintenance period, after the initial five year term, unless either party notifies the other of its intent not to renew. 1st Source is subject to termination fees for early termination of the maintenance period. 1st Source expects the cost will be approximately $6.0 million for the technology licenses, professional fees for installation and training, and hardware delivered under the Fiserv agreement.

1st Source also expects that, over time, this investment in its core systems will be offset by elimination of current costs for ongoing support of the current technology platform.

Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time.

Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION (Registrant)
Date: December 5, 2005	/s/CHRISTOPHER J. MURPHY III Christopher J. Murphy III Chairman of the Board, President and CEO
Date: December 5, 2005	/s/LARRY E. LENTYCH Larry E. Lentych Treasurer and Chief Financial Officer Principal Accounting Officer